VIASOFT, INC. AND SUBSIDIARIES

                     COMPUTATION OF EARNINGS(LOSS) PER SHARE
                                   EXHIBIT 11
                      (in thousands, except per share data)

                                                           Three Months Ended
                                                             September 30,
                                                           ------------------
                                                           1998         1997
                                                           ----         ----
BASIC EARNINGS (LOSS) PER SHARE

Common Shares Outstanding, beginning of period            19,321        17,723

Effect of Weighting of Shares:
  Employee stock options exercised                            26            59
  Shares issued in secondary offering                         --           143
  Treasury shares                                           (391)           --
                                                        --------      --------
Weighted average number of common shares outstanding      18,955        17,925
                                                        ========      ========

Net income (loss)                                       $ (7,067)     $  3,765
                                                        ========      ========
Earnings (loss) per common share                        $  (0.37)     $   0.21
                                                        ========      ========
DILUTED EARNINGS (LOSS) PER SHARE
Common Shares Outstanding, beginning of period            19,321        17,723

Effect of Weighting of Shares:
  Warrants and employee stock options outstanding             --           797
  Employee stock options exercised                            26            59
  Shares issued in secondary offering                         --           143
  Treasury shares                                           (391)           --
                                                        --------      --------

Weighted average number of common and common              18,955        18,722
                                                        ========      ========
  share equivalents outstanding

Net income (loss)                                       $ (7,067)     $  3,765
                                                        ========      ========

Earnings (loss) per common and common share equivalent  $  (0.37)     $   0.20
                                                        ========      ========